UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2018

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida 32835
(Address of principal executive offices) (Zip Code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hilton Grand Vacations Inc. (the “Company” or “our”) approved and made determinations with respect to several matters related to the compensation arrangements for the following executive officers, including our principal executive officer and principal financial officer (these officers are collectively referred to in this Form 8-K as the “named executive officers”):

•	Mark D. Wang, President and Chief Executive Officer;

•	James E. Mikolaichik, Executive Vice President and Chief Financial Officer;

•	Dennis DeLorenzo, Executive Vice President and Chief Sales Officer;

•	Charles R. Corbin, Executive Vice President and Chief Legal Officer; and

•	Barbara L. Hollkamp, Executive Vice President and Chief Human Resources Officer.

The Compensation Committee approved and determined the following compensation arrangements with respect to the named executive officers:

•	2018 short-term incentive awards for all of the named executive officers;

•	2018 long-term incentive awards for all of the named executive officers; and

•	a form of equity grant award agreement related to certain of the foregoing equity awards, as more fully discussed below.

2018 Short-Term Cash Incentive Awards

The Compensation Committee approved target annual and quarterly cash bonus award opportunities for the 2018 fiscal year for the named executive officers in the table below:

Name	Target Annual Cash Incentive Opportunity as a % of Base Salary	Target Quarterly Cash Incentive Opportunity as a % of Base Salary
Mark D. Wang	150%	—
James E. Mikolaichik	150%	—
Dennis DeLorenzo	100%	100%
Charles R. Corbin	50%	—
Barbara L. Hollkamp	50%	—

Each named executive officer will be eligible to earn up to 200% of his or her target annual award based on the achievement of certain performance goals established by the Compensation Committee. Mr. Wang’s annual cash incentive award will be earned based on the achievement of both individual and Company performance objectives for the 2018 fiscal year, as follows: (i) 70% of the award will be earned based on the achievement of corporate performance objectives linked to the Company’s adjusted EBITDA (earnings before interest, tax, depreciation and amortization); and (ii) the remaining 30% of the award will be earned based on the achievement of Mr. Wang’s performance goals and objectives related to net owner growth, corporate development and talent strategy. For all named executive officers other than Mr. Wang, the annual cash incentive awards will be earned based on the achievement of both individual and Company performance objectives for the 2018 fiscal year, as follows: (i) 60% of the award will be earned based on the achievement of corporate performance objectives linked to the Company’s adjusted EBITDA; and (ii) the remaining 40% of the award will be earned based on the achievement of each officer’s performance goals and objectives.

Mr. DeLorenzo, the only named executive officer eligible to participate in our quarterly cash bonus program, was granted a target quarterly cash bonus award opportunity equal to 100% of his base salary. He will be eligible to earn up to 200% of his target quarterly award based on the achievement of both individual and Company performance objectives for the 2018 fiscal year established by the Compensation Committee, as follows: (i) 20% of the award will be earned based on the achievement of corporate performance objectives linked to the adjusted EBITDA for the Company’s real estate sales and financing segment; (ii) 10% of the award will be earned based on cost savings linked to the Company’s sales and marketing expense; and (iii) the remaining 70% of the award will be earned based on the achievement of certain sales performance goals and objectives.

2018 Long-Term Equity Incentive Awards

The Compensation Committee also approved certain 2018 long-term incentive equity-based awards under the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (as amended, the “2017 Plan”) to our named executive officers. The awards are comprised of stock options, service-based restricted stock units (“Service RSUs”) and performance-based restricted stock units (“Performance RSUs”). For the 2018 fiscal year, the Compensation Committee determined that (a) 50% of the long-term incentive compensation awarded to Mr. Wang would be in the form of Performance RSUs, along with 30% Service RSUs and 20% stock options, and (b) 40% of the long-term incentive compensation awarded to our other named executive officers would be in the form of Performance RSUs, along with 30% Service RSUs and 30% stock options. Both Service RSUs and stock options vest in three equal annual installments beginning on the first anniversary of the grant date, subject to his or her continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable severance agreement.

Each officer will be eligible to earn up to 200% of his or her target Performance RSUs based on the achievement of certain performance goals established by the Compensation Committee for a three-year performance period beginning on January 1, 2018 and ending on December 31, 2020, as follows: 50% of the award will be earned based on the achievement of corporate performance objectives linked to each of (i) the Company’s adjusted EBITDA and (ii) contract sales. The Performance RSUs vest, if at all, on the last day of the performance period and will be paid out in shares of our common stock following the Compensation Committee’s certification of the performance based on such three-year performance period, subject to each respective named executive officer’s continued service through the last day of the performance period or as other provided under the terms of the applicable award agreement or applicable severance agreement.

The dollar value, the number of stock options, the number of Service RSUs and the target number of Performance RSUs awarded to our named executive officers are set forth below. The dollar value for the RSUs and the exercise price for the stock options are based on $46.62 per share, the closing price of our common stock at the close of market on the date of the grant, which was March 7, 2018. The number of stock options granted was determined based on grant date inputs including stock price.

Name	Total Value	Value of Options	Value of Service RSUs	Target Value of Performance RSUs	Number of Options	Number of Service RSUs	Target Number of Performance RSUs
Mark D. Wang	$3,800,000	$760,000	$1,140,000	$1,900,000	48,906	24,453	40,755
James E. Mikolaichik	$1,250,000	$375,000	$375,000	$500,000	24,131	8,043	10,725
Dennis DeLorenzo	$824,000	$247,200	$247,200	$329,600	15,907	5,302	7,069
Charles R. Corbin	$618,000	$185,400	$185,400	$247,200	11,930	3,976	5,302
Barbara L. Hollkamp	$618,000	$185,400	$185,400	$247,200	11,930	3,976	5,302

Except as described below, all of the foregoing long-term incentive awards will be granted under the 2017 Plan, using the forms of equity award agreements previously filed by the Company or filed herewith. The description of the Performance RSUs above for all named executive officers other than Mr. Mark Wang are qualified in their entirety by reference to the form of the Performance and Service Based Restricted Stock Unit Agreement filed herewith as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Certain New Forms of Equity Award Agreement for Mr. Mark Wang

As previously disclosed by the Company on April 17, 2017, the Company and Mr. Wang entered into a Severance Agreement, dated as of April 17, 2017 (the “Severance Agreement”), which provides that, in the event of a termination of Mr. Wang’s employment due to a qualifying termination and a change in control (each as defined in the Severance Agreement) has not occurred, (i) any portion of any equity awards granted to Mr. Wang under the 2017 Plan that would have vested within 24 months from the termination date of a qualifying termination, in accordance with the original terms of the existing equity award agreements, will accelerate and vest immediately as of such termination date; and (ii) with respect to any portion of the equity awards granted to Mr. Wang under the 2017 Plan that are stock options and that have vested in accordance with their original terms or in accordance with the terms of clause (i), Mr. Wang shall be entitled to exercise any vested stock options for a period ending on the earlier of (A) the expiration of the original term of such applicable stock option or (B) 24 months from such termination date. The Severance Agreement and the related employment letter agreement entered into at the same time between the Company and Mr. Wang, which employment letter agreement was also previously filed, included a provision that effectively amended the then-existing equity award agreements for Mr. Wang to incorporate the qualifying termination and accelerated vesting provisions described above.

The Compensation Committee has not yet approved the final forms of the Restricted Stock Unit Agreement, Nonqualified Stock Option Agreement and Performance and Service Based Restricted Stock Unit Agreement in connection with the grant and award of Mr. Wang’s Service RSUs, stock options and Performance RSUs as described above, but it is expected that such forms will be substantially similar to the forms of equity award agreements previously approved by the Compensation Committee and filed by the Company, and the form of the Performance and Service Based Restricted Stock Unit Agreement to be used for other named executive officers and filed herewith as Exhibit 10.1, other than a provision that pertains to qualifying termination and accelerated vesting described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Performance and Service Based Restricted Stock Unit Agreement (for use for all named executive officers other than Mr. Mark Wang)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, Chief Legal Officer and Secretary

Date: March 8, 2018